UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2022

DUKE REALTY CORPORATION
DUKE REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

8711 River Crossing Blvd. Indianapolis, IN 46240
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DRE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2022, Duke Realty Corporation (the “Company”) entered into a letter agreement (the “Amendment”) with Mr. Steven W. Schnur, the Company’s Executive Vice President and Chief Operating Officer, to amend the Amended and Restated Severance Agreement between the Company and Mr. Schnur, dated as of January 30, 2019 (the “Severance Agreement”), to eliminate the provision that conditions the receipt of a healthcare stipend and a financial advisory stipend on being eligible for retirement. A form of the Severance Agreement was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Form 8-K filed January 31, 2019.

The Amendment provides that in the event Mr. Schnur’s employment terminates for any reason other than for cause or due to his death, Mr. Schnur will be entitled to receive, in addition to the severance payments provided pursuant to the terms of the Severance Agreement, a healthcare stipend and a financial advisory stipend during the severance period. The healthcare stipend is equal to the difference between (a) the cost Mr. Schnur would have to pay to continue participation in the Company’s group medical, dental, vison and/or prescription drug benefits for Mr. Schnur and his eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of 36 months and (b) the active associate rate for such coverage, calculated using the monthly COBRA cost and active associate rate on the date of Mr. Schnur’s termination of employment. The healthcare stipend will be reduced by 50% for months during the severance period in which Mr. Schnur would be age 65 or over. The financial advisory stipend is equal to the cost the Company would have to pay to provide Mr. Schnur the financial advisory services it provides generally to executive officers for a period of 36 months, calculated using the annual cost for such services in the year in which Mr. Schnur’s termination date occurs. Except as modified by the Amendment, the terms and conditions of the Severance Agreement remain unmodified and in full force and effect.

The foregoing summary of the Amendment does not purport to be a complete description and is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

    (d)    Exhibits

Exhibit Number	Description
10.1	Letter Agreement, dated as of July 18, 2022, between Duke Realty Corporation and Steven W. Schnur.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY CORPORATION
By: /s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP
By: Duke Realty Corporation, its general partner

By: /s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

Dated: July 21, 2022